Exhibit 99.1

FOR IMMEDIATE RELEASE

NEBRASKA BOOK COMPANY SEEKS CHANGES TO CREDIT AGREEMENT

Lincoln, NE, January 7, 2009 — Nebraska Book Company, Inc., a Kansas corporation (the “Company”), today announced its intention to seek amendments to extend the term of its Revolving Credit Facility (the “Revolver”) under its current Senior Credit Facility and to amend certain financial ratios and definitions under the Senior Credit Facility. The Company is seeking to extend the Revolver for approximately 15 months past its current expiration date of March 4, 2009. The Company also announced that in connection with the extension and amendments, its majority equity holder, Weston Presidio would invest approximately $10 million into the Company.

Among other things, the amendment is expected to decrease the maximum borrowing capacity under the Revolver to $65 million, add to current limitations on the Company’s ability to acquire additional bookstores, increase the interest cost associated with the Senior Credit Facility and provide for the payment of additional fees associated with the extension and amendment.

The Company is seeking the changes in order to continue to utilize the Revolver for working capital purposes beyond its current expiration date. The Company has historically used the Revolver to fund peak working capital requirements of its business, including additional working capital investments for its expanding chain of retail college bookstores across the country.

Mark Oppegard, Nebraska Book Company’s CEO, said, “We have a long history of executing on our business model and it’s important to note that we remain optimistic about the college bookstore business – but we also recognize that the historic disruption of the credit markets and the general economic slowdown means that we need to look hard at everything we do. While the proposed changes will increase our interest costs, it will also provide us the necessary flexibility and working capital to continue to operate our business in a manner that is conducive to the goals of long-term revenue and EBITDA growth.”

ABOUT NEBRASKA BOOK COMPANY

Nebraska Book Company began in 1915 with a single bookstore near the University of Nebraska campus but now serves more than 2.1 million students through its network of over 270 stores located across the country.  Our Textbook Division serves more than 2,500 bookstores through the sale of almost seven million textbooks, and our Complementary Services Division has installed more than 1,200 technology platforms and e-commerce sites.  Additional information about Nebraska Book Company can be found at the company’s website: www.nebook.com.

SAFE HARBOR REGARDING FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements concerning Nebraska Book’s intent to extend the term of its Revolver, its intent to amend certain financial ratios and definitions under the Senior Credit Facility, its belief that the Revolver may be extended for 15 months, its belief that these amendments would enhance its working capital flexibility, its optimism about the overall state of the college bookstore industry, and its ability to continue to operate its business in a manner conducive to the goal of long-term revenue and EBITDA growth, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, that Nebraska Book will be unable to obtain the extension and amendments, that even if the extension and amendments are obtained the extension will not be as long as predicted or the other amendments may not be granted to the full extent that Nebraska Book is requesting, they will not be sufficient to increase its working capital flexibility or allow Nebraska Book to continue to grow revenue and EBITDA or that the general economic slowdown and credit crisis will cause long-term revenue and EBITDA to decline, and that the overall state of the college bookstore industry will be impacted by the continued general economic slowdown and the credit crisis. More information about potential factors that could affect Nebraska Book’s business and financial results are included in Nebraska Book’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, which are on file with the Securities and Exchange Commission and available at the Security and Exchange Commission’s website at http://www.sec.gov. Nebraska Book assumes no obligation to update any forward-looking information contained in this press release.

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